EXHIBIT 99.1

Peraso Announces Fourth Quarter and Full Year 2025 Results

Full Year mmWave Product Revenue Increased 6x Year-over-Year

SAN JOSE, Calif., March 16, 2026 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a pioneer in mmWave wireless technology solutions, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Management Commentary

“We closed out 2025 with a solid fourth quarter that was in line with our guidance range and supported by continued year-over-year growth in mmWave product shipments,” commented Ron Glibbery, CEO of Peraso. “For the full year, revenue from our mmWave products grew six-fold over 2024. Together with healthy gross margins and disciplined expense management, this contributed meaningful improvement to our year-over-year bottom-line results.

“Over the past several months, we have demonstrated steady progress on expanding the adoption of our 60 GHz mmWave technology, as we have secured multiple design wins with new and existing customers. In the fixed wireless market, we continued to improve our position as the dominant supplier of 60 GHz semiconductors with MikroTik’s launch of its next-generation 60 GHz wireless device. In the tactical communications market, our existing Israeli defense customer, InTACT, selected Peraso’s mmWave wireless technology to enable secure data transmission for next-generation drone Identification Friend or Foe systems. Notably, we are seeing growing demand for extremely high data rate applications, particularly in congested environments where existing wireless technologies such as Wi-Fi can fail due to interference issues. This trend was highlighted by our recently announced collaboration with Virewirx, which is developing 60 GHz multi-gigabit connectivity solutions for robotaxi applications that require download rates in the order of 1 terabit per hour. As conventional Wi-Fi and 5G solutions can become oversaturated at these data rates, customers are increasingly turning to 60 GHz mmWave technology as an alternative.

“Looking ahead for the remainder of 2026, we are encouraged by the growing market awareness of 60 GHz wireless technology and its ability to efficiently deliver high-bandwidth, secure connectivity in congested operating environments. Our focus remains on broadening our customer base and pipeline of design wins within both fixed wireless access and tactical communications, while also selectively capitalizing on high-growth opportunities for Peraso’s mmWave-based solutions in adjacent markets.”

Fourth Quarter 2025 Financial Results

Total net revenue for the fourth quarter of 2025 was $2.9 million, compared with $3.2 million in the prior quarter and $3.7 million in the same quarter a year ago. Product revenue for the fourth quarter of 2025 was $2.8 million, compared with $3.1 million in the prior quarter and $3.7 million in the same quarter a year ago. The year over year decrease in product revenue for the fourth quarter of 2025 was primarily attributable to lower shipments of our memory IC products, partially offset by increased shipments of our mmWave products.

GAAP gross margin for the fourth quarter of 2025 was 52.2%, compared with 56.2% in the prior quarter and 56.3% in the same quarter a year ago. On a non-GAAP basis, gross margin for the fourth quarter of 2025 was also 52.2%, compared with 56.2% in the prior quarter and 71.6% in the same quarter a year ago. The sequential decrease in both the GAAP and non-GAAP gross margins for the fourth quarter of 2025 was primarily attributable to the reduction in shipments of memory IC products.

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Total operating expenses on a GAAP basis for the fourth quarter of 2025 were $2.8 million, compared with $3.0 million in the prior quarter and $3.7 million in the same quarter a year ago. Operating expenses on a non-GAAP basis for the fourth quarter of 2025, which excluded stock-based compensation, were $2.7 million compared with $2.9 million in the prior quarter and $3.2 million in the same quarter a year ago. The year-over-year decrease in fourth quarter 2025 operating expenses on a GAAP basis was primarily attributable to reduced stock-based compensation expense and amortization expense related to intangible assets, which were fully amortized as of December 31, 2024.

GAAP net loss for the fourth quarter of 2025 was $1.2 million, or ($0.13) per share, compared with a net loss of $1.2 million, or ($0.17) per share, in the prior quarter, and a net loss of $1.6 million, or ($0.37) per share, in the fourth quarter 0f 2024. Non-GAAP net loss, which excludes stock-based compensation, amortization of intangibles, severance costs and changes in fair value of warrant liabilities, for the fourth quarter of 2025 was $1.2 million, or ($0.13) per share, compared with a net loss of $1.1 million, or ($0.15) per share, in the prior quarter and a net loss of $0.5 million, or ($0.13) per share, in the fourth quarter of 2024.

Adjusted EBITDA for the fourth quarter of 2025 was negative $1.1 million, compared with negative $1.0 million in the prior quarter and negative $0.4 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Full Year 2025 Financial Results

Total net revenue for 2025 was $12.2 million compared with $14.6 million in the prior year. Product revenue in 2025 was $11.8 million, compared with $14.2 million in 2024. The decreases in total net revenue and product revenue were attributable to decreased shipments of memory IC products, partially offset by increased shipments of mmWave products.

GAAP gross margin for 2025 was 58.0%, compared with 51.7% for 2024. On a non-GAAP basis, gross margin for 2025 was 58.0%, compared with 67.2% for 2024. The year-over-year increase in GAAP gross margin primarily reflected increased mmWave margins due to increased shipments and an increase in memory IC product margins, due to reduced amortization expense related to intangible assets, which were fully amortized as of December 31, 2024. The decrease in gross margin on a non-GAAP basis reflected the reduction in memory IC shipments during 2025.

Total operating expenses on a GAAP basis for 2025 were $11.8 million, compared with operating expenses of $20.0 million for 2024. Total non-GAAP operating expenses for 2025, excluding stock-based compensation expenses, severance costs and amortization of intangible assets, were $11.3 million, compared with $14.9 million in 2024. The decrease in operating expenses on a non-GAAP basis for full year 2025 compared with 2024 was primarily attributable to a $1.8 million decrease in software license obligation costs and the benefits realized from previously implemented cost reductions and ongoing cost containment initiatives. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net loss for 2025 was $4.8 million, or ($0.67) per share, compared with a net loss of $10.7 million, or ($3.57) per share, for 2024.

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Non-GAAP net loss for 2025 was $4.3 million, or ($0.60) per share, compared with a net loss of $5.1 million, or ($1.71) per share, in 2024. Adjusted EBITDA for 2025 was a negative $4.0 million, compared with a negative $4.5 million for 2024.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today, March 16th, at 1:30 p.m. Pacific Time.

Date: Monday, March 16, 2026

Time: 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time)

Conference Call Number: 1-888-545-0523

International Call Number: +1-973-528-0016

Participant Access Code: 703174

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at https://investors.perasoinc.com/events-presentations. A replay of the conference call will also be available through March 23, 2026 and can be accessed by calling 1-877-481-4010, and using passcode 53686. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, the income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated March 16, 2026 filed by the Company with the Securities and Exchange Commission.

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Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2026 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	the Company’s ability to continue as a going concern;
•	the Company’s ability to raise additional capital to fund its operations;
•	the Company’s ability to maintain compliance with the continued listing requirements and standards of the Nasdaq Stock Market;
•	risks related to the process of reviewing and exploring potential strategic alternatives, which may be time-consuming, distracting, and disruptive to the Company’s business operations;
•	the timing of customer orders and product shipments;
•	risks related to pandemics, wars and terrorist activities that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;
•	inflationary and tariff risks;
•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;
•	lengthy sales cycle;
•	ability to enhance the Company’s existing proprietary technologies and develop new technologies;
•	achieving additional design wins for the Company’s products through the acceptance and adoption of its technology by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of the Company’s products;
•	reliance on manufacturing partners to assist successfully with the fabrication of and production of the Company’s products;
•	impacts of the end-of-life of the Company’s memory products;
•	availability of quantities of the Company’s products supplied by its manufacturing partners at a competitive cost;
•	level of intellectual property protection provided by the Company’s patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which the Company may be or may become a party from time to time;
•	vigor and growth of markets served by the Company’s customers and its operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, antenna modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, tactical communications, immersive video and factory automation. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070

E: sheltonir@sheltongroup.com

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PERASO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net Revenue
Product	$2,764	$3,652	$11,845	$14,248
Royalty and other	105	26	348	325
Total net revenue	2,869	3,678	12,193	14,573

Cost of Net Revenue	1,372	1,609	5,126	7,040

Gross Profit	1,497	2,069	7,067	7,533

Operating Expenses
Research and development	1,472	1,617	6,245	9,232
Selling, general and administrative	1,304	2,081	5,805	8,673
Severance and software license obligations	-	-	(223)	2,063
Total operating expenses	2,776	3,698	11,827	19,968

Loss from operations	(1,279)	(1,629)	(4,760)	(12,435)

Change in fair value of warrant liabilities	40	44	31	1,693
Other income (expense), net	(4)	25	(24)	14
Net loss	$(1,243)	$(1,560)	$(4,753)	$(10,728)

Net loss per share
Basic and diluted	$(0.13)	$(0.37)	$(0.67)	$(3.57)

Shares used in computing net loss per share
Basic and diluted	9,235	4,269	7,064	3,002

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PERASO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$2,886	$3,344
Accounts receivable, net	1,219	682
Inventories	1,168	2,079
Prepaid expenses and other	195	188
Total current assets	5,468	6,293

Property and equipment, net	363	512
Right-of-use lease assets	143	267
Other	105	134
Total assets	$6,079	$7,206

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$679	$1,036
Deferred revenue	8	341
Short-term lease liabilities	95	139
Accrued expenses and other	540	1,987
Total current liabilities	1,322	3,503

Long-term lease liabilities	97	182
Warrant liabilities	24	55
Total liabilities	1,443	3,740

Stockholders' equity	4,636	3,466

Total liabilities and stockholders’ equity	$6,079	$7,206

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PERASO INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

GAAP net loss	$(1,243)	$(1,560)	$(4,753)	$(10,728)
Stock-based compensation expense
- Research and development	70	116	292	1,979
- Selling, general and administrative	54	136	229	1,610
Total stock-based compensation expense	124	252	521	3,589

Amortization of intangibles (1)
- Cost of net revenue	-	564	-	2,255
- Selling, general and administrative	-	252	-	1,007
Total amortization of intangible assets	-	816	-	3,262

Severance costs
- Research and development	-	-	-	441
- Selling, general and administrative	-	-	-	5
Total severance costs	-	-	-	446

Change in fair value of warrant liabilities	(40)	(44)	(31)	(1,693)

Non-GAAP net loss	$(1,159)	$(536)	$(4,263)	$(5,124)

GAAP net loss per share	$(0.13)	$(0.37)	$(0.67)	$(3.57)
Reconciling items
- Stock-based compensation expense	-	0.06	0.07	1.19
- Amortization of intangible assets (1)	-	0.19	-	1.08
- Severance costs	-	-	-	0.15
- Change in fair value of warrant liabilities	-	(0.01)	-	(0.56)

Non-GAAP net loss per share	$(0.13)	$(0.13)	$(0.60)	$(1.71)

Shares used in computing non-GAAP net loss per share
Basic and diluted	9,235	4,269	7,064	3,002

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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PERASO INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(In thousands, except percentages; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025		December 31, 2025

GAAP gross profit	$1,497	52.2%	$7,067	58.0%
Reconciling items:
- Amortization of intangibles	-	0.0%	-	0.0%

Non-GAAP gross profit	$1,497	52.2%	$7,067	58.0%

	Three Months Ended		Twelve Months Ended
	December 31, 2024		December 31, 2024

GAAP gross profit	$2,069	56.3%	$7,533	51.7%
Reconciling items:
- Amortization of intangibles	564	15.3%	2,255	15.5%

Non-GAAP gross profit	$2,633	71.6%	$9,788	67.2%

PERASO INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(1,243)	$(1,560)	$(4,753)	$(10,728)
Stock-based compensation expense
- Research and development	70	116	292	1,979
- Selling, general and administrative	54	136	229	1,610
Stock-based compensation expense	124	252	521	3,589

Amortization of intangibles (1)	-	816	-	3,262
Severance costs	-	-	-	446
Change in fair value of warrant liabilities	(40)	(44)	(31)	(1,693)

Non-GAAP net loss	(1,159)	(536)	(4,263)	(5,124)
EBITDA adjustments:
- Depreciation and amortization	67	133	263	651
- Interest expense	-	2	1	11

Adjusted EBITDA	$(1,092)	$(401)	$(3,999)	$(4,462)

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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